D Mobile, Inc.

Consolidated Financial Statements
Years Ended December 31, 2009 and 2008

D Mobile, Inc.

Contents

Independent Auditors’ Report	3

Consolidated Financial Statements

Consolidated Balance Sheets	4-5

Consolidated Statements of Operations	6

Consolidated Statements of Stockholders’ Equity	7

Consolidated Statements of Cash Flows	8-9

Notes to Consolidated Financial Statements	10-22

Independent Auditors’ Report

Board of Directors
D Mobile, Inc.
Delaware, United States

We have audited the accompanying consolidated balance sheets of D Mobile, Inc. (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of D Mobile, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Shanghai, P.R. China
May 17, 2010

D Mobile, Inc.

Consolidated Balance Sheets

December 31,	2009	2008

Assets

Current assets
Cash and cash equivalents	$298,850	$219,803
Trade receivables, net	2,485	3,370
Prepaid expenses and other current assets	76,780	100,788

Total current assets	378,115	323,961

Property and equipment, net	218,781	198,898

Total assets	$596,896	$522,859

D Mobile, Inc.

Consolidated Balance Sheets (Continued)

December 31,	2009	2008

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$8,415	$10,581
Accrued payroll related expenses	17,156	31,618
Deferred revenue	8,377	1,502
Other current liabilities	4,403	6,050
Current portion of convertible notes	60,000	—

Total current liabilities	98,351	49,751

Long-term Liabilities
Convertible notes, exclusive current portion	2,362,790	1,451,976

Total liabilities	2,461,141	1,501,727

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value; 300,000 shares authorized; 267,187 shares issued and outstanding	267	267
Preferred stock	200	200
Additional paid-in capital	1,999,890	1,999,890
Accumulated other comprehensive income	27,990	27,886
Accumulated deficit	(3,892,592)	(3,007,111)

Total stockholders’ equity	(1,864,245)	(978,868)

Total liabilities and stockholders’ equity	$596,896	$522,859

See accompanying notes to consolidated financial statements.

D Mobile, Inc.

Consolidated Statements of Operations

Years ended December 31,	2009	2008

Net sales	$72,257	$82,733

Cost of sales	(203,312)	(339,250)

Gross loss	(131,055)	(256,517)

Operating expenses
Selling and promotion	(150,090)	(336,742)
General and administrative	(522,796)	(820,972)

Loss from operations	(803,941)	(1,414,231)

Other income (expense)
Interest expense	(87,911)	(41,976)
Non-operating income	7,717	4,166
Other expense, net	(914)	(1,442)

Loss before income taxes	(885,049)	(1,453,483)
Income tax expense	(432)	(624)

Net Loss	$(885,481)	$(1,454,107)

See accompanying notes to consolidate financial statements.

D Mobile, Inc.

Consolidated Statements of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional paid-in	Accumulated other comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	income	Deficit	Equity

Balance, December 31, 2007	267,187	$267	200,000	$200	$1,999,890	$20,402	$(1,553,004)	$467,755

Net loss		—		—	—	—	(1,454,107)	(1,454,107)

Foreign currency translation adjustment		—		—	—	7,484	—	7,484

Comprehensive loss		—		—	—	7,484	(1,454,107)	(1,446,623)

Balance, December 31, 2008	267,187	267	200,000	200	1,999,890	27,886	(3,007,111)	(978,868)

Net loss		—		—	—	—	(885,481)	(885,481)

Foreign currency translation adjustment		—		—	—	104	—	104

Comprehensive loss		—		—	—	104	(885,481)	(885,377)

Balance, December 31, 2009	267,187	$267	200,000	200	$1,999,890	$27,990	$(3,892,592)	$(1,864,245)

See accompanying notes to consolidated financial statements.

D Mobile, Inc.

Consolidated Statements of Cash Flows

Years ended December 31,	2009	2008

Cash flows from operating activities
Net loss	$(885,481)	$(1,454,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	58,616	63,339
Pay-in-kind interest	87,911	41,976

Changes in operating assets and liabilities:
Trade receivables	885	(21)
Prepaid expenses and other assets	24,008	20,075
Accounts payable	(2,166)	2,974
Accrued payroll related expenses	(14,462)	(8,778)
Other current liabilities	(1,647)	2,285

Net cash used in operating activities	(732,336)	(1,332,257)

Cash flows from investing activities
Purchases of property and equipment	(78,499)	(58,706)

Net cash used in investing activities	(78,499)	(58,706)

D Mobile, Inc.

Consolidated Statements of Cash Flows (Continued)

Years ended December 31,	2009	2008

Cash flows from financing activities
Proceeds from issuance of convertible notes	$882,903	$1,410,000

Net cash provided by financing activities	882,903	1,410,000

Effect of foreign currency transactions	6,979	6,540

Net increase in cash and cash equivalents	79,047	25,577

Cash and cash equivalents, beginning of year	219,803	194,226

Cash and cash equivalents, end of year	$298,850	$219,803

Non-cash financing activities
Pay-in-kind interest	$87,911	$41,976

Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$599	$488

See accompanying notes to consolidated financial statements.

D Mobile, Inc.

Notes to Consolidated Financial Statements

1.	Nature of Business
D Mobile, Inc. is registered in the state of Delaware, United States.  It has the following two wholly owned subsidiaries: D Mobile (Shanghai) Information Technology Company Limited and Duo Guo (Shanghai) Information Technology Company Limited, both limited liability companies registered in Shanghai, P.R.China (collectively, the Company).  The Company licenses, produces, and provides contents such as games, ring tones, and music to end users through its communication terminal systems.

2.	Summary of Significant Accounting Policies
Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent customer obligations due under normal trade terms. The Company records an allowance for doubtful accounts based on historical experience and specific analysis of the accounts receivable balances outstanding.  Receivables are written off when management deems them uncollectible.  There is no allowance for doubtful accounts at December 31, 2009 and 2008.

D Mobile, Inc.

Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (Continued)
Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation is calculated using the straight-line over the following estimated useful life of the related assets:
Computer equipment and software              5 years
Office equipment                                         5 years
Leasehold improvement                              2 years

Improvements to leased property are amortized over the shorter of their useful lives or the life of the lease, including renewal periods. Maintenance and repairs are charged to expense as incurred. Major improvements and additions are capitalized and amortized over their useful lives. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of sales arrangement exists, delivery has occurred, the buyer's price is fixed or determinable and collection of payment is reasonably assured. Generally, these criteria are met upon receipt of contents by customers.  The associated costs are included in cost of sales.

Deferred Revenue

The Company sells pre-paid cards to customers and collect cash prior to delivering the products to the customer.  Deferred revenues are recorded to reflect such liability and are recognized as revenue at the time the card is used by the customer for the products delivered.

D Mobile, Inc.

Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (Continued)	Advertising Costs The Company expenses advertising costs as incurred. There were no advertising costs for the years 2009 and 2008.

Prepaid expenses and other current assets

Prepaid expenses are classified as current assets and include prepaid commission to suppliers.  Other current assets include rental deposits and petty cash.  Other receivables such as those from employees are expected to be received within next 12-month period.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification 740, “Income Taxes” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized on a more likely than not basis.

D Mobile, Inc.

Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (Continued)
Impairment of Long-Lived Assets

In accordance with the FASB ASC topic 360 on impairment or disposal of long-lived assets, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine recoverability of its long-lived assets, the Company compares the future undiscounted net cash flows, without interest charges to the carrying amount of the assets.  If the carrying amount exceeds the undiscounted projected cash flows an impairment is deemed to exist and the impairment amount is measured as the difference between the fair value of the property and its carrying value. The Company had no impairment of assets during the years ended December 31, 2009 or 2008.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration Risk

The Company places its cash and cash equivalents with high-credit-quality financial institutions.  Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company’s large customer base.  As of December 31, 2009 and 2008, no individual customer accounted for more than 0.1% of total revenue.  As of December 31, 2009 and 2008, no customer accounted for more than 10% of the total accounts receivable balance.  The Company monitors the credit worthiness of its customers to which it grants credit in its ordinary course of business.

D Mobile, Inc.

Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (Continued)	Reclassification Certain prior year amounts have been reclassified to conform with current year presentation.

Recent Accounting Pronouncements

In June 2009, the FASB issued Accounting Standards Codification (“ASC”) 105 (formerly SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). Under ASC 105, the FASB Accounting Standards Codification became the only source of authoritative U.S. generally accepted accounting principles (“U.S. GAAP”) to be applied by non-governmental entities and superseded all existing non-SEC accounting and reporting standards. As a result, these changes have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. We have included the references to the Codification as well as the FASB statement it replaced in these financial statements. As the Codification does not create new accounting rules but only provides a comprehensive system to reorganize previously existing U.S. GAAP in a single authoritative source, its adoption had no effect on our financial position, results of operations or cash flows.

D Mobile, Inc.

Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies (Continued)
In June 2006, the FASB issued ASC 740 (formerly Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”). To be recognized in the financial statements, ASC 740 requires that a tax position is more-likely-than-not to be sustained in an audit, based on the technical merits of the position. In making the determination of sustainability, we must presume the appropriate taxing authority with full knowledge of all relevant information will audit our tax positions. ASC 740 also prescribes how the benefit should be measured, including the consideration of any penalties and interest. It requires that the new standard be applied to the balances of tax assets and liabilities as of the beginning of the period of adoption and that a corresponding adjustment be made to the opening balance of retained earnings.  The adoption of this standard resulted in no effect on our financial position, results of operations or cash flows.

In May 2009, FASB issued ASC 855 (formerly SFAS No. 165, “Subsequent Events”). ASC 855 establishes principles and standards related to the accounting for and disclosure of events that occur between the balance sheet date and issuance of financial statements. ASC 855 requires us to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The company must also disclose the date through which subsequent events have been evaluated and the nature of any nonrecognized subsequent events. Subsequent events that provide information about conditions that did not exist at the balance sheet date shall not be recognized in the financial statements under ASC 855. The adoption of this standard resulted in no effect on our financial position, results of operations or cash flows.

D Mobile, Inc.

Notes to Consolidated Financial Statements

3.	Property and Equipment	Property and equipment consist of the following:

December 31,	2009	2008

Computer equipment and software	$298,323	$232,406
Office equipment	24,946	24,923
Leasehold improvement	12,557	32,583

	335,826	289,912
Less accumulated depreciation and amortization	(117,045)	(91,014)

Property and equipment, net	$218,781	$198,898

Depreciation expense for the years ended December 31, 2009 and 2008 was approximately $58,616 and $63,339, respectively.

4.	Convertible Promissory Notes
The Company entered into a series of convertible promissory note agreements with both individual and institutional lenders in 2009 and 2008. At December 31, 2009, approximately $293,000 convertible note balance is related to a convertible note with a three year term at zero interest. Principal is due until maturity. Approximately $1,150,000 convertible notes balance is related to convertible notes bearing variable interest rates at the most recently published short term applicable federal rate (approximate rate at December 31, 2009 was 4%). Maturity dates of this category of Notes are not specifically identified but were classified as long-term debt in the accompanying consolidated financial statement. Interests may be paid in whole or in part upon approval of the disinterested members of the Company’s Board of Directors on or prior to the conversion date. Terms of repayment of principal are not specified.

The remaining approximately $850,000 convertible notes balance is related to various convertible notes with terms from two months to three years at a fixed interest rate from 8% to 10%. Interest is paid either on a quarterly basis or only on maturity date. Principal is paid on the maturity date.

D Mobile, Inc.

Notes to Consolidated Financial Statements

4.	Convertible Promissory Notes (Continued)
These convertible notes have contingent automatic conversion options embedded allowing the lenders to convert the Notes into the Company’s equity instruments of common stock or preferred stock at conversion prices specified in the agreement. The Notes will automatically convert into the Company's common stock, or preferred stock if pursuant to the lender’s right to effect an optional conversion, if certain contingent event occurs. These triggering events vary as detailed in each note agreement, and include the following: (i) The Company offers equity in private placement; (ii) The Company offers equity in Initial Public Offering; (iii) The Company sells all or substantially all of its stock or assets to third-parties; (iv) The Company engages in a merger, consolidation, joint venture or other such transactions.

These convertible notes are secured by all assets of the Company and its subsidiaries. The Notes are assessed and accounted for as long-term and short-term liabilities based on their terms. Out of these Notes, a total amount of $380,000 was due to Jonathan Serbin, Chief Executive Officer, at December 31, 2009.

In connection with the acquisition of the Company on March 1, 2010, all of these convertible notes were converted into Series G preferred stock of Geos Communications, Inc.

D Mobile, Inc.

Notes to Consolidated Financial Statements

5.	Employee Benefit Plans
China has been undergoing a significant reform process on its employee welfare and fringe benefits administration.  Any enterprise operating in China is subject to government-mandated employee welfare and fringe benefit contribution to State Administration of Labor Affairs as a part of operating expense.  In accordance with China’s governing laws and regulations, the Company participates in a multi-employer defined contribution plan pursuant to which the Company is required to provide employees with certain retirement, medical and other fringe benefits. China regulations require the Company to pay to the local labor administration bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees whereas the local labor administration bureau manages various investment funds and distribution of the retirement, medical and other fringe benefits to the participating employees.  The Company has no further commitments beyond its monthly contribution.  The Company contributed a total of $79,000 and $105,000 to these funds for the years ended December 31, 2009 and 2008, respectively.

6.	Income Tax
The Company's deferred tax assets were reduced to zero by 100% valuation allowance at December 31, 2009 and 2008, respectively.  This is because, in the opinion of management, it's more likely than not that all of the deferred tax assets will not be realized due to operating losses.  Income tax expense is the tax payable or refundable for the period plus or minus the changes during the period in deferred tax assets and liabilities.  In 2009 and 2008, the income tax expense of $432 and $624, respectively, represents the estimated liability for state income taxes for the year.  Deferred taxes result from temporary differences between the financial statement and tax bases of assets and liabilities.  The Company’s tax provision differs from the federal statutory rate of 30% due to certain deductions recorded for book purposes not deductible for tax purposes.

The Company has a net operating loss carried forward of approximately $3,864,458 for federal income tax purposes, which will expire in year 2012.

D Mobile, Inc.

Notes to Consolidated Financial Statements

6.	Income Tax (Continued)
As of January 1, 2009, the Company adopted the provisions of ASC 740-10, Income Taxes related to unrecognized tax benefits. No liability was determined to be necessary at the time of adoption. For the year ended December 31, 2009, no amount was recorded as the Company determined that there was no unrecognized tax benefits liability. The Company recognizes interest and penalties related to the unrecognized tax benefits and classifies such as a component of income taxes. As of December 31, 2009, no such interest or penalty has been accrued by the Company as no liability was determined to be necessary.  The Company is open to examination by taxing authorities from fiscal year 2007 forward.

7.	Commitments and Contingencies
Leases

The Company leases its corporate office space under various operating lease agreements, expiring through October 2011. The Company’s future minimum lease payments at December 31, 2009 are as follows:

Years ending December 31,	Amount

2010	$125,819
2011	73,523

$199,342

Total lease-related expenses were approximately $127,000 and $200,000 for 2009 and 2008, respectively.

Legal Matters

The Company may, from time to time, be involved in legal proceedings, regulatory actions, claims and litigation arising in the ordinary course of business. These matters are not expected to have a material adverse effect upon the Company’s financial statements.

D Mobile, Inc.

Notes to Consolidated Financial Statements

8.	Capital
The aggregate number  of shares which the Corporation is authorized to issue is two million(2,000,000) shares, divided into two (2) classes of five hundred thousand (500,000) shares of preferred stock , par value $0.001 per share (“preferred stock”) and one million five hundred thousand (1,500,000) shares of common stock, par value $ 0.001 per share.

During the year 2007, the Company issued 195,000 and 72,187 shares of common stocks at $ 0.001 per share to Jonathan Serbin  and Joshua Weinstein, respectively.  In addition, the Company also issued to JANA Piranha Master Fund, Ltd. 200,000 shares of preferred stocks at $ 10 per share.  As a result, the Company recorded $200 in paid-in capital and $1,999,890 over the par value in capital surplus.

9.	Foreign Currency Transactions
The reporting currency of the Company is the United States (U.S.) dollar. Transactions in foreign currencies are recorded at the prevailing exchange rates on the day of the related transactions. Assets and liabilities denominated in foreign functional currencies are translated to U.S. dollars at the prevailing exchange rates at the balance sheet date. Operating results denominated in foreign functional currencies are translated to U.S. dollars at the average exchange rates during the year.  Transaction gains totaled $1,130 and $4,340 for the years ended December 31, 2009 and 2008, respectively, and are included in other income, net in the Company's Consolidated Statement of Operations.  The foreign currency translation adjustment is recorded as a separate component of shareholders' equity and is included in accumulated other comprehensive income.

D Mobile, Inc.

Notes to Consolidated Financial Statements

10.	Going Concern
As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $885,481 and $1,454,107 during the years ended December 31, 2009 and 2008, respectively, and as of December 31, 2009, the Company's total liabilities exceeded its total assets by $1,864,245 which includes the convertible notes of $2,422,790.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The Company has sustained substantial operating losses since commencement of operations.  The Company has also incurred negative cash flows from operating activities and the majority of the Company's assets are property and equipment, which have not been subject to impairment in the current year.

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which is in turn dependent on the Company restructuring its financing arrangements, and/or obtaining additional financing,  and achieving a positive cash flows while maintaining adequate liquidity.

The Company has undertaken a number of specific steps to achieve positive cash flow in the future. These actions include the merger consummated in the first quarter of 2010, increased revenue growth and action to reduce its ongoing operating costs. Management believes that the actions undertaken as a whole provide the opportunity for the Company to continue as a going concern. No adjustments that might result from the outcome of this uncertainty were included in the consolidated financial statements for 2009 and 2008.

D Mobile, Inc.

Notes to Consolidated Financial Statements

11.	Subsequent events
In preparation of its financial statement, the Company considered subsequent event through May 17, 2010, which was the date the Company’s financial statement were available to be issued.

On March 1, 2010, the Company was acquired by Geos Communications, Inc., a company based in Washington, US engaged in providing telecommunication services to its subscribers using voice over Internet protocol (VoIP) technology and became a wholly owned subsidiary of Geos Communications, Inc.